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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement on Form S-4 of our report dated March 16, 2001, with respect to the consolidated financial statements of T-3 Energy Services, Inc. and subsidiaries as of and for the year ended December 31, 2000, included herein and to all references to our Firm included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
June 22, 2001